Exhibit 10.1

EXECUTION VERSION

DEMAND PROMISSORY NOTE

May 6, 2011

FOR VALUE RECEIVED, the undersigned, Lighting Science Group Corporation, a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of LSGC Holdings II LLC, a Delaware limited liability company (“Payee”), ON DEMAND, in lawful money of the United States of America, in immediately available funds, the principal sum of $6,500,000 (SIX MILLION FIVE HUNDRED THOUSAND DOLLARS), together with interest on the outstanding principal amount thereof, from April 22, 2011 until such principal amount is paid in full, at a rate of $1,800 (ONE THOUSAND EIGHT HUNDRED DOLLARS) per each day on which any such principal amount remains outstanding hereunder.

1. PAYMENTS

1.1 Principal and Interest. The aggregate outstanding principal amount of this Note, together with all accrued and unpaid interest on the principal amount hereof, will be due and payable in full ON DEMAND. Maker will have the right, at any time, to prepay (in whole but not in part) the outstanding principal amount hereof, without premium or penalty, provided that each such prepayment shall be made together with all accrued and unpaid interest on the principal amount so prepaid. All payments on this Note will be applied to the payment of accrued interest before being applied to the payment of principal.

1.2 Manner of Payment.

(a) Principal, interest, and all other amounts due under this Note will be payable, in U.S. Dollars, to Payee to such account or at such address as designated from time to time by Payee in writing to Maker. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note. For purposes hereof, “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, New York.

(b) At Payee’s discretion, the principal of and interest on this Note may be converted into shares of common stock of Maker on such terms and subject to such conditions as are to be reasonably agreed on by Maker and Payee.

2. SUBORDINATION

Maker agrees, and Payee (and each other holder of this Note) by its acceptance hereof agrees, that the payment of principal, interest and other obligations on, or with respect to, this Note is subordinated in right of payment, to the prior payment in full of all Senior Debt (as defined in the Subordination Agreement, dated as of May 6, 2011, by and among Wells Fargo Bank, National Association, as senior agent, Payee, as junior creditor, Maker, Biological Illumination, LLC and LSGC, LLC (the “Subordination Agreement”)) on the terms set forth in the Subordination Agreement.

3. MISCELLANEOUS

3.1 Waiver. Maker hereby waives presentment, demand, protest, and notice of dishonor and protest.

3.2 Assignability. Maker may not assign this Note or any of its obligations hereunder. Payee may assign this Note or any of its obligations hereunder with the prior written consent of Maker, such consent not to be unreasonably withheld or delayed.

3.3 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if and when (a) delivered personally, (b) mailed by first class registered or certified mail, return receipt requested, postage prepaid, on the date certified by the applicable postal service to have been received by the addressee, (c) sent by facsimile, provided that recipient confirms receipt of such facsimile, or (d) sent by a nationally recognized overnight express courier service, on the date certified by such courier service to have been received by the recipient, in each case as follows:

If to Maker:

Lighting Science Group Corporation

1227 South Patrick Drive, Building 2A

Satellite Beach, Florida 32937

Attention: Greg Kaiser, CFO

Telephone No.: 321-779-5537

Telecopy No.: 321-779-5521

If to Payee:

LSGC Holdings II LLC

99 River Road

Cos Cob, Connecticut 06807

Attention: Daniel Stencel

Telephone No.: 203-869-4400

Telecopy No.: 203-869-6940

Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

3.4 Headings. The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

3.5 Governing Law. This Note and the performance of the obligations of Maker hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

3.6 Severability. The provisions of this Note will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

3.7 Set-Off. Payee is hereby authorized by Maker, at any time and from time to time, without notice, to set off against, and to appropriate and apply to the payment of, the liabilities of Maker under this Note (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all liabilities owing by Payee or any of its affiliates to Maker.

3.8 Acknowledgment. By its execution and delivery of this Note and its acceptance hereof, respectively, Maker and Payee acknowledge and agree that the execution and delivery of this Note constitutes satisfaction in full of Maker’s and Payee’s obligations under that certain Assignment Agreement, dated as of April 22, 2011, by and between Maker and Payee, provided, however, that Maker shall continue to remain obligated to reimburse Payee for any reasonable out-of-pocket expenses, including without limitation reasonable legal fees, incurred in connection with the preparation of, and actions contemplated by, this Note and the Assignment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

LIGHTING SCIENCE GROUP CORPORATION,
as Maker

By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	CFO

[Signature Page to Demand Note]